Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151271 on Form S-8 of our report dated April 28, 2021, relating to the financial statements of the Fanhua Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong

April 25, 2023